Name of Registrant:		VALIC Co. I
Name of Fund:			Growth & Income
Name of Sub Advisor		JP Morgan

Name of Issuer  		Cabot Oil & Gas Corp.

Title of Security		Equity


Date of First Offering		2/22/2016

Amount of Total Offering		 880,000,000

Unit Price		$20.00

Underwriting Spread or Commission		0.33%

Number of Shares Purchased 		2,616

Dollar Amount of Purchases		$52,320.00

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.006%
by Portfolio

Percentage of Portfolio assets                  0.050%
applied to purchases

Percentage of offering purchased		1.17%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		BofA Merrill Lynch


Underwriting Syndicate Members	JP Morgan
				BofA Merrill Lynch
				Citigroup
				BMO Capital Markets
				MUFG
				TD Securities
				Wells Fargo Securities





Name of Registrant:		VALIC Co. I
Name of Fund:			Emerging Economies
Name of Sub Advisor		JP Morgan

Name of Issuer  		ROS AGRO PLC - GDR

Title of Security		Equity


Date of First Offering		4/28/2016

Amount of Total Offering		 250,000,000

Unit Price		$15.00

Underwriting Spread or Commission		1.8%

Number of Shares Purchased 		66,510

Dollar Amount of Purchases		$997,650.00

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.399%
by Portfolio

Percentage of Portfolio assets                  0.190%
applied to purchases

Percentage of offering purchased		1.63%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		UBS Ltd


Underwriting Syndicate Members	JP Morgan
				UBS Investment Bank
				VTB Capital




Name of Registrant:		VALIC Co. I
Name of Fund:			Government Securities
Name of Sub Advisor		JP Morgan

Name of Issuer  		New York Life Global Funding

Title of Security		Debt


Date of First Offering		4/6/2016

Amount of Total Offering		 748,897,500

Unit Price		$99.853

Underwriting Spread or Commission		0.25%

Rating		AAA, AA+, AAA by Moodys, S&P, Fitch

Maturity Date			4/13/2021

Current Yield					2.01%

Yield to Maturity				2.03%

Total Par Value of Bonds Purchased 	$24,175,000.00

Dollar Amount of Purchases		$153,773.62

Number of Shares Purchased		154,000

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.021%
by Portfolio

Percentage of Portfolio assets                  0.100%
applied to purchases

Percentage of offering purchased		3.220%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Goldman Sachs


Underwriting Syndicate Members	BofA Merrill Lynch
				JP Morgan




Name of Registrant:		VALIC Co. I
Name of Fund:			Small-Mid Growth
Name of Sub Advisor		Goldman Sachs

Name of Issuer  		Wingstop, Inc.

Title of Security		Wingstop, Inc.


Date of First Offering		3/8/2016

Amount of Total Offering		 5,750,000

Unit Price		$24.00

Underwriting Spread or Commission		1.14%

Total Par Value of Bonds Purchased	19,613.00

Number of Shares Purchased 		19,613

Dollar Amount of Purchases		$470,712.00

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.3411%
by Portfolio

Percentage of Portfolio assets                  0.4483%
applied to purchases

Percentage of offering purchased		8.3546%
by the other Portfolios


Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Morgan Stanley


Underwriting Syndicate Members	Goldman Sachs
				Barclays Capital
				Jefferies LLC
				Morgan Stanley
				Robert W Baird
				Wells Fargo